EXHIBIT 10.18

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.

RESTRICTED STOCK AGREEMENT

UNDER THE
TEREX CORPORATION
2009 OMNIBUS INCENTIVE PLAN

Agreement, made as of the [DATE] between TEREX CORPORATION, a Delaware corporation, having an office at 200 Nyala Farm Road, Westport, Connecticut 06880 (hereinafter called the “Corporation”) and [GRANTEE'S NAME] (the “Participant”).

W I T N E S S E T H:

The Corporation hereby grants the Participant as of [GRANT DATE] (“Date of Grant”) [####] shares of the common stock of the Corporation of the par value of $.01 per share (the “Award Shares”) subject to the following terms and conditions:

1.    Forfeitures and Vesting.

The Participant shall receive Common Stock in accordance with the following, but subject to forfeiture as described below:

If the Corporation achieves [the performance target for the performance period] (the “Performance Target”), then the Participant shall receive [_____] shares of Common Stock (the “Target Award Shares”). The Committee may make such adjustments, to the extent it deems appropriate, to the Performance Target to compensate for or reflect any material changes that may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of Business Units or any unusual circumstances outside of management's control that, in the sole judgment of the Committee, alter or affect computation of such Performance Target.

For each [percentage point] increase in attainment above the Performance Target, the number of shares of Common Stock to be received by the Participant hereunder will increase by [__] percent ([__]%). For attainment at or above [__]% of the Performance Target, the number of shares of Common Stock to be received by the Participant hereunder will be capped at [__]% of the Target Award Shares (such maximum number, the “Maximum Award Shares”).

For each [percentage point] decrease in attainment below the Performance Target, the number of shares of Common Stock to be received by the Participant hereunder will decrease by [__] percent ([__]%). For attainment that is [__]% of the Performance Target, the number of shares of Common Stock to be received by the Participant hereunder will be [__]% of the Target Award Shares. If the Committee determines that less than [__]% of the Performance Target is achieved, no shares of Common Stock will be received by the Participant hereunder and the Target Award Shares shall be immediately forfeited.

EXHIBIT 10.18

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.

The total number of shares of Common Stock to be received pursuant to this agreement (which in any event cannot exceed the Maximum Award Shares) shall be the “Award Shares.” Any required payment of Award Shares will occur as soon as administratively practicable on the later of [______] or, after the Corporation's [___] financial statements are completed and filed with the Securities and Exchange Commission (the “Payment Date”).

If the Participant terminates employment with the Corporation and its subsidiaries and affiliates at any time prior to the Payment Date (other than in the case of the Participant's death or Disability), then the Participant will forfeit all rights to any Award Shares hereunder. An individual who is employed by a subsidiary or affiliate of the Corporation shall be deemed to have ceased employment with the Corporation at such time as the Corporation owns, either directly or indirectly, less than 50% of the total combined voting power of all classes of stock entitled to vote of such subsidiary or affiliate.

If there has not been a forfeiture as set forth in the preceding paragraphs, then in the event of the occurrence prior to the Payment Date of (i) the Participant's death or Disability or (ii) a Change in the Control of the Corporation, the Participant shall receive upon the occurrence of (i) or (ii) the Award Shares (or the Target Award Shares in the event that the Corporation's [___] financial statements have not yet been filed with the Securities and Exchange Commission).

2.    Transfer Restrictions. The Award Shares are not transferable and shall not be sold, assigned, pledged or otherwise transferred by the Participant until received by the Participant (that is, when they are no longer subject to forfeiture).

3.    Plan. The Award Shares are awarded pursuant to the Terex Corporation 2009 Omnibus Incentive Plan (the "Plan") and are subject to all of the terms and conditions of said Plan, which is hereby incorporated herein by reference. All capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.

4.    Tender Offer or Merger. Award Shares (i) may be tendered in response to a tender offer for or a request or invitation to tenders of greater than 50% of the outstanding common stock of the Corporation or (ii) may be surrendered in a merger, consolidation or share exchange involving the Corporation; provided, in each case, that the securities or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions set forth herein.

5.    Withholding Taxes. In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the Participant's receiving his or her Award Shares, the Participant shall pay the Corporation the amount of tax to be withheld in connection with Participant's receipt of the Award Shares. In the alternative, the Participant may elect, subject to Article 21 of the Plan, to satisfy such obligation by having the Corporation withhold shares of Common Stock that otherwise would be delivered to the Participant as a result of the Participant's receiving Award Shares.

EXHIBIT 10.18

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.

6.    Award Share Certificates. The Corporation shall cause the Award Shares to be transferred on the books of the Corporation and registered in the name of the Corporation as nominee for the Participant until all restrictions lapse or such shares are forfeited as provided herein. Upon the restriction lapse, Award Shares shall be transferred from the books of the Corporation to the books of the Plan recordkeeper, in street name, for the benefit of the Participant.

7.    Government Regulations. Notwithstanding anything contained herein to the contrary, the Corporation's obligation to issue and deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.    Employment. Participation in the Plan shall not affect the Corporation's right to discharge a Participant or constitute an agreement of employment between the Participant and the Corporation.

9.    Governing Law. Except as otherwise provided, this Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first hereinabove written.

TEREX CORPORATION

By:    _______________________________
[CORPORATE OFFICER]

_______________________________
[GRANTEE'S NAME]